UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2009

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Non Regulation FD Filing

This Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

Item 8.01.	Other Events.

On March 9, 2009, Life Sciences, Inc. filed a voluntary petition for relief under Chapter 11 of the United State Bankruptcy Code (reorganization) in the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division. To obtain related funds for the proceeding in Tampa, Life Sciences issued on March 9, 2009, its $35,000, 30-day, promissory note and a warrant to purchase 700,000 shares of Life Sciences’ common stock to a single foreign investor.

The Chapter 11 filing had the effect under the automatic stay provisions of the Bankruptcy Code of stopping, pending further order of court, the eviction of Life Sciences from its manufacturing, laboratory and office facilities in St. Petersburg, Florida otherwise scheduled for March 10, 2009. That eviction would have taken place pursuant to a judgment obtained against Life Sciences in a Florida state court by Simon Srybnik and Louis D. Srybnik through their controlled New York corporation, 186-194 Imlay St. Realty Corp. (“Imlay”), on March 5, 2009 related to 9-1/2 years of allegedly due back rent.

Simon and Louis D. Srybnik not only control Imlay, but also are the direct and indirect beneficial owners of more than 60% of the common stock of Life Sciences.

See also, among other matters, the Forms 8-K filed by Life Sciences with the Securities and Exchange Commission on November 10, 2008 (cover and signed dates of September 16, 2008 and November 10, 2008), November 26, 2008 (cover and signed dates of November 20, 2008 and November 26, 2008), December 2, 2008 (cover and signed dates of November 26, 2008 and December 2, 2008), January 9, 2009 (cover and signed dates of January 5, 2009 and January 9, 200), and March 9, 2009 (cover and signed dates of March 5, 2009 and March 9, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2009.

LIFE SCIENCES, INC.

By:	/s/ Alex A. Burns
Alex A. Burns,
Vice President and Secretary

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